EXHIBIT 3.4


                           CERTIFICATE OF AMENDMENT OF
                           CERTIFICATE OF DESIGNATIONS

                                       of

                         CHOICE ONE COMMUNICATIONS INC.

                     Pursuant to Section 242 of the General Corporation Law
                            of the State of Delaware


         Choice One Communications Inc., a Delaware corporation (the "CORPORATION"), hereby certifies that:

1.       The name of the Corporation is Choice One Communications Inc..

2. The Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on June 2, 1998.

3. The Board of Directors of the Corporation approved an amendment to the Certificate of Designations, Preferences and Rights of Series A Senior Cumulative Preferred Stock of the Corporation (the "Certificate of Designations") declaring that such amendment was advisable and called for consideration thereof by the stockholders of the Corporation entitled to vote with respect thereto.

4. Such amendment was unanimously approved by the stockholders entitled to vote with respect thereto by written consent in accordance with Section 228 of the General
         Corporation Law of the State of Delaware.

5.       Such amendment was duly adopted in accordance with the provisions of
         Section 242 of the General Corporation Law of the State of Delaware.

6. The Certificate of Designations is hereby amended and restated so that, as amended and restated, the Certificate of Designations reads as follows:

         CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF SERIES A
                       SENIOR CUMULATIVE PREFERRED STOCK

           1. Number and Designation. 400,000 shares of the Preferred Stock shall constitute a series of the Preferred Stock designated as Series A Senior Cumulative Preferred Stock (the "SERIES A PREFERRED STOCK"). The division of the Series A Preferred Stock into two subseries effected by the prior amendment of this Certificate of Designations is hereby rescinded ab intitio.

           2. Definitions. Unless the context otherwise requires, when used herein the following terms have the meanings indicated.

         "ADDITIONAL DIVIDENDS" shall have the meaning ascribed to such term in the Agreement.

         "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person; provided no securityholder of the Issuer shall be deemed an Affiliate of any other securityholder solely by reason of any investment in the Issuer. For the purpose of this definition, the term "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         "AGREEMENT" means the Agreement dated as of March 31, 2002 between the Corporation and the holders of Series A Preferred Stock set forth on the signature pages thereto.

         "ANNUALIZED EBITDA" means, for any fiscal quarter, the EBITDA for such fiscal quarter multiplied by four.

         "CAPITAL STOCK" of any Person means any and all shares, interests, participation or other equivalents (however designated) of stock of, or other ownership interests in, such Person.

         "CERTIFICATE OF DESIGNATIONS" means this Certificate of Designations, Preferences and Rights of Series A Senior Cumulative Preferred Stock.

         "CHANGE OF CONTROL" means such time as: (a) after the Issue Date, a Person or Group (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act), other than any person or group comprised solely of the Initial Holders and their Affiliates, has become the beneficial owner, by way of merger, consolidation or otherwise, of 40% or more of the voting power of all classes of voting securities of the Corporation; (b) a sale or transfer of all or substantially all of the assets of the Corporation to any person or group (other than any group consisting solely of the Initial Holders or their Affiliates) has been consummated; or (c) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Corporation (together with any new directors whose election was approved by a vote of a majority of the directors then still in office, who either were directors at the beginning of such period or whose election or nomination for the election was previously so approved) cease for any reason to constitute a majority of the directors of the Corporation as the case may be, then in office, other than as a result of election and removal of directors pursuant to the provisions of this Certificate of Designations.

         "CONSOLIDATED ADJUSTED NET INCOME (LOSS)" means, for any period, the Corporation's Consolidated Adjusted Net Income or Consolidated Adjusted Net Loss for such period, as applicable.

         "CONSOLIDATED ADJUSTED NET INCOME" and "CONSOLIDATED ADJUSTED NET LOSS" mean, for any period, the net income or net loss, as the case may be, of the Corporation for such period, as determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied, adjusted, to the extent included in calculating such net income or net loss, as the case may be, by excluding without duplication (i) any after-tax gain or loss attributable to the sale, conversion or other disposition of assets other than in the ordinary course of business, (ii) any after-tax gains resulting from the write-up of assets and any loss resulting from the write-down of assets, (iii) any after-tax gain or loss on the repurchase or redemption of any securities (including in connection with the early retirement or defeasance of any Debt),
(iv) any foreign exchange gain or loss, (v) any other extraordinary, non-recurring or unusual items incurred by the Corporation or any of the Restricted Subsidiaries on an after-tax basis; provided that such items shall not include non-cash deferred compensation and non-cash management ownership allocation charges determined in accordance with generally accepted accounting principles consistently applied, (vi) all income or losses of Unrestricted Subsidiaries and Persons (other than Subsidiaries) accounted for by the Corporation using the equity method of accounting except, in the case of any such income, to the extent of dividends, interest or other cash distributions received directly or indirectly from any such Unrestricted Subsidiary or Person and (vii) the net income (but not net loss) of any Restricted Subsidiary which is subject to restrictions which prevent the payment of dividends or the making of distributions to the Corporation but only to the extent of such restrictions.

         "CONSOLIDATED LEVERAGE RATIO" means, as at any date of determination, the ratio of (i) the aggregate amount of Debt of the Corporation and the Restricted Subsidiaries on a consolidated basis outstanding as at the date of determination to (ii) the Annualized EBITDA for the most recently completed fiscal quarter of the Corporation.

         "CONSOLIDATED NET WORTH" means the consolidated stockholders' equity of the Corporation determined on a consolidated basis in accordance with generally accepted accounting principles, less all amounts attributable to Redeemable Stock of the Corporation (if any).

         "DEBT" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith), (v) every capital lease obligation of such Person, (vi) the maximum fixed redemption or repurchase price of Redeemable Stock of such Person at the time of determination plus accrued but unpaid dividends, (vii) every net obligation of such Person under interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements of such Person, and
(viii) every obligation of the type referred to in clauses (i) through (vii) of another Person and all dividends of another Person the payment of which, in either case, such Person has Guaranteed or is responsible or liable, directly or indirectly, as obligor, Guarantor or otherwise. For avoidance of doubt, (i) the amount of Debt of any Person issued with original issue discount is the face amount of such Debt less the unamortized portion of the original issue discount of such Debt at the date of determination (as determined in conformity with generally accepted accounting principles), and (ii) money borrowed at the time of the Incurrence of any Debt in order to pre-fund the payment of interest on such Debt shall be deemed to be "DEBT."

         "DEFAULT" means any event described in clauses (i) through (v) of paragraph 8(b) of this Certificate of Designations.

         "DIRECTED INVESTMENT" by the Corporation or any of the Restricted Subsidiaries means any Investment for which the cash or property used for such Investment is received by the Corporation from the issuance and sale (other than to a Restricted Subsidiary) on or after the Issue Date of Junior Securities, or any options, warrants or other rights to purchase such Junior Securities designated by the Board of Directors as a "Directed Investment" to be used for one or more specified investments in the telecommunications business (including related activities and services) and is so designated and used at any time within 365 days after the receipt thereof; provided that any proceeds from any such issuance or sale may not be used for such an Investment if such proceeds were, prior to being designated for use as a Directed Investment (x) used as the basis for making a Restricted Payment or (y) used as the basis for the Incurrence of Debt under clause (A) of subparagraph 4(f)(i) unless and until the amount of any such Debt (I) is treated as newly issued Debt and could be Incurred in accordance with subparagraph 4(f)(i) (other than under clause (A) thereof) or (II) has been repaid or refinanced with the proceeds of Debt Incurred in accordance with subparagraph 4(f)(i) (other than under clause (A) thereof) or (III) has otherwise been repaid (other than with proceeds of Junior Securities used for the purposes described in the preceding clause (x)) and, in the circumstances described in clauses (I) and (II), the Company delivers to the Holders a certificate confirming that the requirements of such clauses have been met.

         "DISINTERESTED DIRECTOR" means, with respect to any proposed transaction between the Corporation and an Affiliate thereof, a member of the Board of Directors who is not an officer or employee of the Corporation, would not be a party to, or have a financial interest in, such transaction and is not an officer, director or employee of, and does not have a financial interest in, such Affiliate. For purposes of this definition, no person would be deemed not to be a Disinterested Director solely because such person holds Capital Stock of the Corporation.

         "EBITDA" means, for any fiscal quarter, (i) the Company's Consolidated Adjusted Net Income (Loss), plus (ii) to the extent included in calculating the Company's Consolidated Adjusted Net Income (Loss), all amounts deducted in calculating Consolidated Adjusted Net Income (Loss) for such fiscal quarter in respect of depreciation and amortization, interest expense net of interest income, dividends paid in respect of Redeemable Stock, and all income taxes, whether or not deferred, applicable to such fiscal quarter, all as determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied. For purposes of calculating EBITDA for the fiscal quarter most recently completed prior to any date on which an action is taken that requires a calculation of the Consolidated Leverage Ratio, (1) any Person that is a Restricted Subsidiary on such date (or would become a Restricted Subsidiary in connection with the transaction that requires the determination of such ratio) will be deemed to have been a Restricted Subsidiary at all times during such fiscal quarter, (2) any Person that is not a Restricted Subsidiary on such date (or would cease to be a Restricted Subsidiary in connection with the transaction that requires the determination of such ratio) will be deemed not to have been a Restricted Subsidiary at any time during such fiscal quarter and (3) if the Company or any Restricted Subsidiary shall have in any manner acquired (including through commencement of activities constituting such operating business) or disposed (including through termination or discontinuance of activities constituting such operating business) of any operating business during or subsequent to the most recently completed fiscal quarter, such calculation will be made on a pro forma basis on the assumption that such acquisition or disposition had been completed on the first day of such completed fiscal quarter.

         "EXCHANGE ACT" means Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "FIRST CALL DATE" means the fifth anniversary of the Issue Date.

         "GUARANTEE" by any Person means any obligation, contingent or otherwise, of such Person guaranteeing any Debt of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, and including any obligation of such Person, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt,
(ii) to purchase property, securities or services for the purpose of assuring the holder of such Debt of the payment of such Debt, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt (and "GUARANTEED", "GUARANTEEING" and "GUARANTOR" shall have meanings correlative to the foregoing); provided that the Guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

         "HOLDER" means a holder of shares of Series A Preferred Stock.

         "INCUR" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume (pursuant to a merger, consolidation, acquisition or other transaction), Guarantee or otherwise become liable in respect of such Debt or other obligation or the recording, as required pursuant to generally accepted accounting principles or otherwise, of any such Debt or other obligation on the balance sheet of such person (and "INCURRENCE" and "INCURRED" shall have meanings correlative to the foregoing). Debt otherwise Incurred by a Person before it becomes a Restricted Subsidiary of the Corporation shall be deemed to have been Incurred at the time it becomes a Restricted Subsidiary.

         "INVESTMENT" by any Person means any direct or indirect loan, advance or other extension of credit or capital contribution to (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise), or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person.

         "INITIAL HOLDERS" means the Holders of Series A Preferred Stock on the Issue Date, and their respective permitted transferees.

         "ISSUE DATE" means the first date of issuance of shares of Series A Preferred Stock.

         "LIQUIDATION PREFERENCE" is an amount equal to $1,000 per share of Series A Preferred Stock.

         "LOAN AGREEMENTS" means (x) the Second Amended and Restated Credit Agreement dated as of August 1, 2000 by and among the Corporation, certain of its subsidiaries, the lenders referred to therein and First Union Investors, Inc., as Administrative Agent, and (y) the Bridge Financing Agreement, dated as of August 1, 2000, among the Corporation, the lenders party thereto and Morgan Stanley Senior Funding, Inc. as arranger and book runner, in each case as in effect on the Issue Date, with such amendments, restatements or extensions thereof as do not adversely affect the rights of the holders of the Series A Preferred Stock under either paragraph 4 or paragraph 6 hereof (it being understood and agreed that any amendment, restatement or extension of any Loan Agreement beyond its term in effect on the date hereof that would contain a covenant, default or other provision restricting (or having the effect of restricting) the dividend, redemption or other rights of the holders under paragraph 4 or paragraph 6 hereof would be adverse).

         "MARKETABLE SECURITIES" means: (i) securities either issued directly or fully guaranteed or insured by the government of the United States of America or any agency or instrumentality thereof having maturities of not more than six months; (ii) time deposits and certificates of deposit, having maturities of not more than six months from the date of deposit, of any domestic commercial bank having capital and surplus in excess of $500 million and having outstanding long-term debt rated A or better (or the equivalent thereof) by S&P or AAA or better (or the equivalent thereof) by Moody's; and (iii) commercial paper rated A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody's, and in each case maturing within six months.

         "MOODY'S" means Moody's Investors Service, Inc. or, if Moody's Investors Service, Inc. shall cease rating debt securities having a maturity at original issuance of at least one year and such ratings business shall have been transferred to a successor Person, such successor Person; provided that if Moody's Investors Service, Inc. ceases rating debt securities having a maturity at original issuance of at least one year and its ratings business with respect thereto shall not have been transferred to any successor Person, then "Moody's" shall mean any other national recognized rating agency (other than S&P) that rates debt securities having a maturity at original issuance of at least one year and that shall have been designated by the Company by a written notice given to the Holders.

         "OUTSTANDING", when used with reference to shares of stock, shall mean issued shares, excluding shares held by the Corporation or any Subsidiary.

         "PERMITTED DEBT" means, without duplication: (i) any Debt (including Guarantees thereof) outstanding immediately prior to the Closing Date and any accretion of original issue discount and accrual of interest with respect to such Debt; (ii) any Vendor Financing Debt or any other Debt Incurred to finance the cost (including the cost of design, development, construction, improvement, installation or integration) of telecommunications equipment, inventory or network assets acquired or leased by the Corporation or any of its Restricted Subsidiaries after the Closing Date; (iii) Debt (A) to the Corporation or (B) to any wholly-owned Restricted Subsidiary; provided that any event which results in any such wholly-owned Restricted Subsidiary ceasing to be a wholly-owned Restricted Subsidiary or any subsequent transfer or such Debt (other than to the Corporation or another wholly-owned Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Debt not permitted by this clause
(iii); (iv) borrowing under bank credit facilities and other Debt (including Debt assumed or incurred in connection with the Corporation's acquisition of US Xchange Inc.) not exceeding in the aggregate $700 million, (v) renewals, refunding or extensions of any Debt referred to in clause (i) and (iv) above and any renewals, refundings or extensions thereof; and (vi) Debt payable solely in, or mandatorily convertible into, Common Stock.

         "PERMITTED DISTRIBUTION" of a Person means the redemption, repurchase, defeasance or other acquisition or retirement for value of (x) Junior Securities of the Corporation, in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares or scrip), or out of the proceeds of a substantially concurrent issue and sale (other than to a Restricted Subsidiary) of Junior Securities of the Corporation (other than Redeemable Stock) or (y) of the Series A Preferred Stock in accordance with the terms of this Certificate of Designations.

         "PERMITTED INVESTMENT" means any Investment in Marketable Securities.

         "PERSON" means any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "PREFERRED CAPITAL STOCK", as applied to the Capital Stock of any Person, means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

         "REDEEMABLE STOCK" of any Person means Capital Stock of such Person that by its terms or otherwise is (i) required to be redeemed prior to the mandatory redemption date of the Series A Preferred Stock, (ii) redeemable at the option of the holder thereof at any time prior to the mandatory redemption date of the Series A Preferred Stock or (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Debt having a scheduled maturity prior to the mandatory redemption date of the Series A Preferred Stock; provided that any Capital Stock that would not constitute Redeemable Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of a "change of control" occurring prior to the mandatory redemption date of the Series A Preferred Stock shall not constitute Redeemable Stock if the "change of control" provisions as applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained herein and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Corporation's repurchase of such shares of Series A Preferred Stock as are required to be repurchased hereunder.

         "RESTRICTED SUBSIDIARY" means any Subsidiary of the Corporation, whether existing on the Closing Date or created subsequent thereto, designated from time to time by the Board of Directors as (or otherwise deemed to be) a "Restricted Subsidiary" in accordance with paragraph 4(f)(v).

         "S&P" means Standard & Poor's Ratings Services or, if Standard & Poor's Ratings Services shall cease rating debt securities having a maturity at original issuance of at least one year and such ratings business shall have been transferred to a successor Person, such successor Person; provided that if Standard & Poor's Ratings Services ceases rating debt securities having a maturity at original issuance of at least one year and its ratings business with respect thereto shall not have been transferred to any successor Person, then "S&P" shall mean any other nationally recognized rating agency (other than Moody's) that rates debt securities having a maturity at original issuance of at least one year and that shall have been designated by the Company by a written notice given to the Holders.

         "SUBSIDIARY" means any Person of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Corporation.

         "UNRESTRICTED SUBSIDIARY" means any Subsidiary that is not a Restricted Subsidiary and includes any Restricted Subsidiary that becomes an Unrestricted Subsidiary in accordance with paragraph 4(f)(v).

         "VENDOR FINANCING DEBT" means any Debt owed to (i) a vendor or supplier of any property or materials used by the Company or its Restricted Subsidiaries in their telecommunications business, (ii) any Affiliate of such a vendor or supplier, (iii) any assignee of such a vendor, supplier or Affiliate of such a vendor or supplier, or (iv) a bank or other financial institution that has financed or refinanced the purchase of such property or materials from such a vendor, supplier, Affiliate of such a vendor or supplier or assignee of such a vendor or supplier; provided that the aggregate amount of such Debt does not exceed the sum of (w) the purchase price of such property or materials, (x) the cost of design, development, acquisition, improvement, integration, installation and construction, and (y) any interest or other financing costs accruing or otherwise payable in respect of the foregoing.

           3. Rank. The Series A Preferred Stock shall, with respect to dividend rights, rights to redemption payments and rights upon merger, consolidation, liquidation, dissolution and winding up, (i) rank prior to all classes of the Corporation's common stock, $0.01 par value ("COMMON STOCK") and to each other class or series of capital stock of the Corporation established hereafter by the Board of Directors, except for any such other class or series of capital stock the terms of which expressly provide that it ranks on a parity with the Series A Preferred Stock as to dividend rights, rights to redemption payments and rights upon liquidation, winding-up and dissolution of the Corporation (the securities in this clause (i) are collectively referred to as "JUNIOR SECURITIES") and (ii) rank on parity with each class or series of capital stock of the Corporation established hereafter by the Board of Directors (subject to paragraph 8(a)), the terms of which expressly provide that such class or series will rank on a parity with the Series A Preferred Stock as to dividend rights, rights to redemption payments and rights upon liquidation, winding-up and dissolution (the securities in this clause (ii) are collectively referred to as "PARITY SECURITIES"). The respective definitions of Junior Securities and Parity Securities shall also include any rights or options exercisable for or convertible into any of the Junior Securities and Parity Securities, as the case may be. The Series A Preferred Stock shall be subject to the creation of Junior Securities and, subject to paragraph 8(a), Parity Securities.

           4. Dividends; Covenants. (a) Each holder of a share of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, cumulative cash dividends (or, to the extent permitted by paragraph 4(b), dividends in kind) at a rate per annum equal to (i) fourteen percent (14.0%) of the stated value of $1,000 per share plus accumulated dividends, compounded quarterly, or (ii) only under the circumstances specified in Section 3.02(a) of the Agreement, a rate determined in accordance with Section 3.02(a) of the Agreement. Such dividends shall be payable in arrears in equal amounts quarterly on March 31, June 30, September 30 and December 31 of each year (each of such dates being a "DIVIDEND PAYMENT DATE" and each such quarterly period being a "DIVIDEND PERIOD"). Such dividends shall accrue and be cumulative from the Issue Date (except that dividends on Additional Shares (as defined below) shall accrue and be cumulative from the date such Additional Shares are issued), whether or not in any Dividend Period or Periods there shall be funds of the Corporation legally available for the payment of such dividends and whether or not such dividends are declared by the Board of Directors. Each such dividend shall be payable to the holders of record of shares of the Series A Preferred Stock, as they appear on the stock records of the Corporation at the close of business on such record dates, not more than 60 days or less than 10 days preceding the payment dates thereof, as shall be fixed by the Board of Directors. Accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on such date, not more than 45 days preceding the payment date thereof, as may be fixed by the Board of Directors.

          (b) At the option of the Corporation, by declaration of the Board of Directors, dividends may be paid, in additional shares of Series A Preferred Stock (the "ADDITIONAL Shares") in lieu of cash, out of funds legally available for the payment of dividends, for any or all Dividend Periods through and including the First Call Date. To the extent dividends are paid in additional Shares such additional Shares shall be valued at $1,000 per share with a liquidation value of $1,000 per share, as of the date of issuance of such additional Shares. Holders of such Additional Shares shall be entitled to receive dividends payable at the rate specified in the next preceding paragraph, subject to the option of the Corporation to pay such dividends in Additional Shares as permitted by this paragraph 4.

          (c) The amount of dividends payable for each full Dividend Period for the Series A Preferred Stock shall be computed by dividing the annual dividend rate by four. The amount of dividends payable for the initial Dividend Period, or any other period shorter or longer than a full Dividend Period, on the Series A Preferred Stock shall be computed on the basis of twelve 30-day months and a 360-day year. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Stock that may be in arrears; provided that if dividends are not paid in full in either cash or Additional Shares on any Dividend Payment Date, dividends will cumulate as if dividends had been paid in Additional Shares and such Additional Shares were outstanding for succeeding Dividend Periods.

          (d) So long as any shares of the Series A Preferred Stock are outstanding, no dividends or other distributions, except as described in the next succeeding sentence, shall be declared or paid or set apart for payment on Parity Securities, nor shall any Parity Securities be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any Parity Securities), for any period unless in each case the full cumulative dividends on all outstanding shares of Series A Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series A Preferred Stock for all Dividend Periods terminating on or prior to the date of payment of the dividend or other distribution on such Parity Securities. When dividends are not paid in full or a sum sufficient for such payment is not set apart as aforesaid, all dividends and other distributions declared upon shares of the Series A Preferred Stock and all dividends and other distributions declared upon any Parity Securities shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series A Preferred Stock and on such Parity Securities.

          (e) So long as any shares of the Series A Preferred Stock are outstanding, no dividends or other distributions (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Securities) shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Securities, nor shall any Junior Securities be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of shares of Common Stock made for purposes of an employee incentive or benefit plan of the Corporation or any Subsidiary) (all such dividends, distributions, redemptions or purchases being hereinafter referred to as a "JUNIOR SECURITIES DISTRIBUTION") for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation, directly or indirectly (except by conversion into or exchange for Junior Securities), unless in each case (i) the full cumulative dividends on all outstanding shares of the Series A Preferred Stock and any other Parity Securities shall have been paid or set apart for payment for all past Dividend Periods with respect to the Series A Preferred Stock and all past dividend periods with respect to such Parity Securities and (ii) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the Series A Preferred Stock and the current dividend period with respect to such Parity Securities.

         (f)      Certain Additional Provisions.

                  (i) Limitation on Consolidated Debt. The Corporation shall not, and shall not permit any Restricted Subsidiary to, Incur any Debt, other than Permitted Debt, unless (A) with respect to Debt Incurred under this clause (A), the Debt so Incurred is in an aggregate principal amount that does not exceed 2.0 times the aggregate amount of cash proceeds received by the Corporation from the issuance and sale (other than to a Restricted Subsidiary) of shares of its Capital Stock, or any options, warrants or other rights to purchase such Capital Stock, other than proceeds which have been (x) included in the computation of the amounts available for Restricted Payments pursuant to clause (c)(y) of subparagraph (f)(ii), to the extent the inclusion thereof was necessary to allow a subsequent Restricted Payment to be made or (y) used as the basis of making or maintaining Directed Investment, or (B) on the date of such Incurrence, after giving effect to the Incurrence of such Debt and the receipt and application of the net proceeds thereof (and, if the net proceeds of such new Debt are used to acquire a Person that becomes a Restricted Subsidiary or an operating business of the Corporation or a Restricted Subsidiary, to all terms of such acquisition) on a pro forma basis, the Consolidated Leverage Ratio would be less than 6.0 to 1.0.

                   (ii) Limitations on Restricted Payments. The Corporation shall not, directly or indirectly:

                           (A) declare or pay any dividend on, or make any
                  distribution to the holders of, any Capital Stock of the Corporation (other than dividends or distributions payable solely in its Junior Securities (other than Redeemable Stock) or in options, warrants or other rights to purchase Junior Securities (other than Redeemable Stock));

                           (B) purchase, redeem or otherwise acquire or retire
                  for value, or permit any Restricted Subsidiary to, directly or indirectly, purchase, redeem or otherwise acquire or retire for value (other than value consisting solely of Junior Securities of the Corporation that are not Redeemable Stock or options, warrants or other rights to acquire Junior Securities that are not Redeemable Stock), any Capital Stock of the Corporation (including options, warrants or other rights to acquire Capital Stock of the Corporation); or

                           (C) make, or permit any Restricted Subsidiary,
                  directly or indirectly, to make any Investment (other than any Permitted Investment) in any Person (other than in a Restricted Subsidiary or a Person that becomes a Restricted Subsidiary as a result of such Investment);

                  (each of the foregoing actions set forth in clauses (A) through (C), other than any such action that is a Permitted Investment or a Permitted Distribution, being referred to as a "RESTRICTED PAYMENT") unless, at the time of such Restricted Payment, and after giving effect thereto:

                  (a) no Default shall have occurred and be continuing;

                  (b) after giving effect, on a pro forma basis, to such Restricted Payment and the Incurrence of any Debt the net proceeds of which are used to finance such Restricted Payment, the Consolidated Leverage Ratio would not have exceeded 6.0 to 1.0; and

                  (c) after giving effect to such Restricted Payment on a pro forma basis, the aggregate amount of all Restricted Payments made on or after the Issue Date shall not exceed:

                           (x) 50% of the Consolidated Net Income (or, in the
                  case of a Consolidated Net Loss, minus 100% of such deficit) of the Corporation for the period (taken as one accounting period) from the Issue Date to the last day of the last fiscal quarter preceding the date of the proposed Restricted Payment, plus

                           (y) the aggregate net cash proceeds received by the
                  Corporation from the issuance and sale (other than to a Subsidiary) after the Issue Date of its Junior Securities or any options, warrants or other rights to purchase such Junior Securities (other than Redeemable Stock), excluding such net cash proceeds used to Incur Debt under clause (A) of subparagraph 4(f)(i), plus

                           (z)  $50,000,000.

                   The foregoing limitations in this subparagraph (f)(ii) do not limit or restrict the making of any Permitted Distribution, Permitted Investment or Directed Investment, and none of the Permitted Distribution, Permitted Investment or Directed Investment shall be counted as a Restricted Payment for purposes of clause (C) above. In addition, the foregoing limitations do not prevent the Corporation from
         (x) paying a dividend on Junior Securities within 60 days after the declaration thereof if, on the date when the dividend was declared, the Corporation could have paid such dividend in accordance with the provisions of this Certificate of Designations, or (y) repurchasing Junior Securities (including options, warrants or other rights to acquire such Junior Securities) from employees or former employees of the Corporation or any Subsidiary thereof for consideration not to exceed $10,000,000 in the aggregate after the Issue Date (with repurchases pursuant to this clause (y) not being counted as Restricted Payments for purposes of clause (C) above)

                   Notwithstanding the foregoing, no Investment in a Person that immediately thereafter would be a Restricted Subsidiary shall be a Restricted Payment. In addition, if any Person in which an Investment is made, which Investment constitutes a Restricted Payment when made, thereafter becomes a Restricted Subsidiary, all such Investments previously made in such Person shall no longer be counted as Restricted Payments for purposes of calculating the aggregate amount of Restricted Payments or the aggregate amount of Investments, in each case to the extent such Investments would otherwise be so counted.

                 (iii) Transactions with Affiliates. The Corporation shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) or series of related transactions with any Affiliate of the Corporation on terms that are less favorable to the Corporation or such Restricted Subsidiary, as the case may be, than those which might be obtained at the time of such transaction from a Person that is not such an Affiliate; provided that this subparagraph (f)(iii) shall not limit, or be applicable to, (A) any transaction between Unrestricted Subsidiaries not involving the Corporation or any Restricted Subsidiary or (B) any transaction between the Corporation and any Restricted Subsidiary or between Restricted Subsidiaries. In addition, any transaction or series of related transactions, between the Corporation or any Restricted Subsidiary and any Affiliate of the Corporation (other than a Restricted Subsidiary) involving an aggregate consideration of $5 million or more must be approved in good faith by a majority of the Corporation's Disinterested Directors (of which there must be at least one) and evidenced by a resolution of the Board of Directors. For purposes of this subparagraph (f) (iii), any transaction or series of related transactions between the Corporation or any Restricted Subsidiary and an Affiliate of the Corporation that is approved by a majority of the Disinterested Directors (of which there must be at least one) and evidenced by a resolution of the Board of Directors shall be deemed to be on terms as favorable as those that might be obtained at the time of such transactions (or series of transactions) from a Person that is not such an Affiliate and thus shall be permitted under this subparagraph (f) (iii).

                  (iv) Merger, Sale of Assets, Etc. The Corporation (x) shall not, in any transaction or series of related transactions, merge or consolidate with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its assets to, any Person, and (y) shall not permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the assets of the Corporation and its Restricted Subsidiaries, taken as a whole, unless in each case, at the time and after giving effect thereto (i) either: (A) if the transaction or series of transactions is a consolidation of the Corporation with or a merger of the Corporation with or into any other Person, the Corporation shall be the surviving Person of such merger or consolidation, or (B) the Person formed by any consolidation with or merger with or into the Corporation, or to which all or substantially all of the assets of the Corporation and its Restricted Subsidiaries, taken as a whole, as the case may be, are sold, assigned, conveyed, leased or otherwise transferred (any such surviving Person or transferee Person referred to in this clause (B) being the "SURVIVING ENTITY"), shall be a corporation, organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and the Series A Preferred Stock shall be converted into or exchanged for and shall become shares of such Surviving Entity having in respect of such Surviving Entity substantially the same powers, preferences and relative participating, optional or other special rights and the qualifications, limitations or restrictions thereon that the Series A Preferred Stock had immediately prior to such transaction,
         (ii) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (including any Debt Incurred or anticipated to be Incurred in connection with or in respect of such transaction or series of transactions), no Default shall have occurred and be continuing, and (iii) (A) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including any Debt Incurred or anticipated to be Incurred in connection with or in respect of such transaction or series of transactions), the Consolidated Net Worth is equal to or greater than the Consolidated Net Worth immediately before giving effect to such transaction or series of transactions, or (B) immediately after giving effect to such transaction or series of transactions, the Consolidated Leverage Ratio would not have exceeded 6.0 to 1.0.

                 In connection with any consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition contemplated by the foregoing provisions, the Corporation shall deliver, or cause to be delivered, to the Holders a certificate of the Chief Executive Officer or the Chief Financial Officer of the Corporation, stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition complies with the requirements of this Certificate of Designations and an opinion of counsel that the conditions of this subparagraph (f)(iv) have been complied with.

                   (v) Restricted Subsidiaries. The Corporation shall not designate any Restricted Subsidiary as an Unrestricted Subsidiary, and shall not itself, and shall not permit any Restricted Subsidiary to, sell, convey, transfer or otherwise dispose of any assets, other than in the ordinary course of business, to any Unrestricted Subsidiary or any Person that becomes an Unrestricted Subsidiary as part of such transaction, unless, after giving effect to any such action, the assets (not including any assets so sold, conveyed, transferred or otherwise disposed of, other than in the ordinary course of business, to any Unrestricted Subsidiary or any Person that becomes an Unrestricted Subsidiary as part of such transaction) and business of the Corporation and its remaining Restricted Subsidiaries generated at least 97% of EBITDA in the fiscal quarter of the Corporation most recently completed prior to the date of such action.

                  The Board of Directors may designate any existing Unrestricted Subsidiary or any Person that is about to become a Subsidiary of the Corporation as a Restricted Subsidiary if, after giving effect to such action (and, if such designation is made in connection with the acquisition of a Person or an operating business that is about to become a Subsidiary of the Corporation, after giving effect to all terms of such acquisition) on a pro forma basis, on the date of such action, the Debt of such Unrestricted Subsidiary outstanding immediately prior to such designation would have been permitted to be Incurred (and shall be deemed to have been Incurred) for all purposes of this Certificate of Designations.

                  Subject to the second preceding paragraph and compliance with subparagraph (f)(ii), the Board of Directors may designate any Restricted Subsidiary as an Unrestricted Subsidiary.

                  The designation by the Board of Directors of a Restricted Subsidiary as an Unrestricted Subsidiary shall, for all purposes of subparagraph (f)(ii) (including clause (B) thereof), be deemed to be a Restricted Payment of an amount equal to the fair market value of the Corporation's ownership interest in such Subsidiary (including, without duplication, such indirect ownership interest in all Subsidiaries of such Subsidiary), as determined by the Board of Directors in good faith and evidenced by a resolution of the Board of Directors.

                  Notwithstanding the foregoing provisions of this subparagraph
         (f)(v), the Board of Directors may not designate a Subsidiary of the Corporation to be an Unrestricted Subsidiary if, after such designation, (a) the Corporation or any of its other Restricted Subsidiaries (i) provides credit support for, or a Guarantee of, any Debt of such Subsidiary (including any undertaking, agreement or instrument evidencing such Debt) or (ii) is directly or indirectly liable for any Debt of such Subsidiary, (b) a default with respect to any Debt of such Subsidiary (including any right which the holders thereof may have to take enforcement action against such Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Debt of the Corporation or any Restricted Subsidiary to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity or (c) such Subsidiary owns any Capital Stock of, or owns or holds any lien on any property of, any Restricted Subsidiary which is not a Subsidiary of the Subsidiary to be so designated.

                   The Board of Directors, from time to time, may designate any Person that is about to become a Subsidiary of the Corporation as an Unrestricted Subsidiary, and may designate any newly-created Subsidiary as an Unrestricted Subsidiary, if at the time such Subsidiary is created it contains no assets (other than such de minimis amount of assets then required by law for the formation of corporations) and no Debt. Subsidiaries of the Corporation that are not designated by the board of Directors as Restricted or Unrestricted Subsidiaries shall be deemed to be Restricted Subsidiaries. Notwithstanding any provisions of this subparagraph (f)(v), all Subsidiaries of an Unrestricted Subsidiary shall be Unrestricted Subsidiaries. The Board of Directors shall not change the designation of a Subsidiary of the Corporation more than twice in any period of five years.

                           (vi) Preferred Capital Stock Issuances. The Corporation will not permit any of its Subsidiaries, and will cause each of its Subsidiaries not to, issue any Preferred Capital Stock to any Person.

           5. Liquidation Preference. (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Securities, each Holder shall be entitled to receive, and the Corporation shall pay or distribute to such Holder, an amount in cash equal to the Liquidation Preference per share plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such Holders, but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the Holders shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any Parity Securities, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Series A Preferred Stock and any such other Parity Securities ratably in accordance with the respective amounts that would be payable on such shares of Series A Preferred Stock and any such other stock if all amounts payable thereon were paid in full. Notwithstanding anything else in the Certificate of Incorporation, a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation shall be deemed to have occurred upon (i) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation, whether of the Corporation with or into any other corporation or corporations or of any other corporation or corporations with or into the Corporation, but excluding any merger effected exclusively for the purpose of changing the domicile of the Corporation); or (ii) a sale of all or substantially all of the assets of the Corporation; provided that a consolidation or merger as a result of which the holders of Capital Stock of the Corporation immediately prior to such merger or consolidation possess (by reason of such holdings) 50% or more of the voting power of the corporation surviving such merger or consolidation (or other corporation which is the issuer of the Capital Stock into which the Capital Stock of the Corporation is converted or exchanged in such merger or consolidation) shall not be treated as a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation within the meaning of this paragraph 5.

          (b) Subject to the rights of the holders of any Parity Securities, after payment shall have been made in full to the Holders as provided in this paragraph 5, any other series or class or classes of Junior Securities shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the Holders shall not be entitled to share therein.

           6. Redemption. (a) The Series A Preferred Stock shall not be redeemable by the Corporation prior to the First Call Date. On and after the First Call Date, to the extent the Corporation shall have funds legally available for such payment, the Corporation may redeem at its option shares of Series A Preferred Stock, at any time in whole but not in part, at a redemption price equal to the percentage of the sum of (i) the Liquidation Preference set forth below plus (ii) accrued and unpaid dividends thereon to the date fixed for redemption.



                      12-MONTH PERIOD
                     COMMENCING ON THE
                    ANNIVERSARY OF THE                    PERCENTAGE
                    ISSUE DATE IN YEAR

                           2005                                107%

                           2006                             104.67%

                           2007                             102.33%

                           2008
                      and thereafter                           100%



                  (b) (i) Upon the occurrence of a Change of Control, the Corporation shall be required to make an Offer to Purchase to each Holder to purchase all or any part of such Holder's shares of Series A Preferred Stock at a cash purchase price equal to 101% of the Liquidation Preference, plus accrued and unpaid dividends (if any) to the date of purchase (the "CHANGE OF CONTROL PAYMENT").

                         (ii) Within 30 days following any Change of Control, the Corporation shall mail a notice (the "OFFER TO PURCHASE") to such Holder stating: (A) that the Offer to Purchase is being made pursuant to this Certificate of Designations and that, to the extent lawful, all shares of Series A Preferred Stock tendered will be accepted for payment; (B) the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 40 days from the date such notice is mailed (the "CHANGE OF CONTROL PAYMENT DATE"); (C) that any shares of Series A Preferred Stock not tendered will continue to accrue dividends in accordance with the terms of this Certificate of Designations; (D) that, unless the Corporation defaults in the payment of the Change of Control Payment, all shares of Series A Preferred Stock accepted for payment pursuant to the Offer to Purchase shall cease to accrue dividends on and after the Change of Control Payment Date and all rights of the Holders shall terminate on and after the Change of Control Payment Date; and (E) a description of the procedures to be followed by such Holder in order to have its shares of Series A Preferred Stock repurchased.

                         (iii) On the Change of Control Payment Date; (A) the Corporation shall, to the extent lawful, (1) accept for payment shares of Series A Preferred Stock tendered pursuant to the Offer to Purchase and (2) promptly mail to each Holder of shares of Series A Preferred Stock so accepted payment in an amount equal to the change of Control Payment for such shares and (B) unless the Corporation defaults in the payment for the shares of Series A Preferred Stock tendered pursuant to the Offer to Purchase, dividends shall cease to accrue with respect to the shares of Series A Preferred Stock tendered and all rights of Holders of such tendered shares shall terminate, except for the right to receive payment therefor, on the Change of Control Payment Date. The Corporation shall publicly announce the results of the Offer to Purchase on or as soon as practicable after the Change of Control Payment Date.

                         (iv) The Corporation shall comply with Rule 14e-1 under the Exchange Act and any securities laws and regulations to the extent such laws and regulations are applicable to the repurchase of shares of the Series A Preferred Stock in connection with a Change of Control.

                  (c) To the extent the Corporation shall have funds legally available for such payment, on the twelfth anniversary of the Issue Date, if any shares of the Series A Preferred Stock shall be outstanding, the Corporation shall redeem all outstanding shares of the Series A Preferred Stock, at a redemption price of $1,000 per share in cash, together with accrued and unpaid dividends thereon to such date.

                  (d) Shares of Series A Preferred Stock which have been issued and reacquired in any manner, including shares purchased or redeemed, shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of the class of preferred stock of the Corporation undesignated as to series and may be redesignated and reissued as part of any series of the preferred stock of the Corporation; provided that no such issued and reacquired shares of Series A Preferred Stock shall be reissued or sold as Series A Preferred Stock.

                  (e) If the Corporation is unable or shall fail to discharge its obligation to redeem all outstanding shares of Series A Preferred Stock pursuant to paragraphs 6(b) or 6(c) (the "MANDATORY REDEMPTION OBLIGATION"), the Mandatory Redemption Obligation shall be discharged as soon as the Corporation is able to discharge such Mandatory Redemption Obligation. If and so long as any Mandatory Redemption Obligation with respect to the Series A Preferred Stock shall not be fully discharged, the Corporation shall not (i) directly or indirectly, redeem, purchase, or otherwise acquire any Parity Security or discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of any Parity Securities (except in connection with a redemption, sinking fund or other similar obligation to be satisfied pro rata with the Series A Preferred Stock) or (ii) declare or make any Junior Securities Distribution, or, directly or indirectly, discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of the Junior Securities.

                  (f) Notwithstanding the foregoing provisions of this paragraph 6, unless full cumulative and compounded quarterly dividends (whether or not declared) on all outstanding shares of Series A Preferred Stock shall have been paid or contemporaneously are declared and paid or set apart for payment for all dividend periods terminating on or prior to the applicable redemption date, none of the shares of Series A Preferred Stock shall be redeemed, and no sum shall be set aside for such redemption, unless shares of Series A Preferred Stock are redeemed pro rata.

           7. Procedure for Redemption. (a) In the event that fewer than all the outstanding shares of Series A Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be selected by lot or pro rata (with any fractional shares being rounded to the nearest whole share) as may be determined by the Board of Directors (subject to paragraph 6(f)).

                (b) In the event the Corporation shall redeem shares of Series A Preferred Stock, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed at such holder's address as the same appears on the stock register of the Corporation; provided that neither the failure to give such notice nor any defect therein shall affect the validity of the giving of notice for the redemption of any share of Series A Preferred Stock to be redeemed except as to the holder to whom the Corporation has failed to give said notice or except as to the holder whose notice was defective. Each such notice shall state: (i) the redemption date; (ii) the number of shares of Series A Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date.

                (c) Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price of the shares called for redemption), dividends on the shares of Series A Preferred Stock so called for redemption shall cease to accrue, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such share shall be redeemed by the Corporation at the redemption price aforesaid. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

           8. Voting Rights. (a) So long as any shares of Series A Preferred Stock shall be outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by the Certificate of Incorporation, and in addition to any other vote required by law or the Certificate of Incorporation, without the approval of the holders of at least a majority of the shares of Series A Preferred Stock then outstanding, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a series, the Corporation will not, directly or indirectly:

                         (i) (x) increase the authorized amount or issue any additional shares of Series A Preferred Stock, or (y) create or authorize the creation of or issue any shares of any other class or series of its Capital Stock, or create or authorize the creation of or issue any obligation or security, in each case convertible into shares of Series A Preferred Stock;

                         (ii) create or authorize the creation of or issue any shares of Parity Securities or any other Capital Stock (other than the Junior Securities), or create or authorize the creation of or issue any obligation or security convertible into shares of Parity Securities or any other Capital Stock (other than the Junior Securities);

                         (iii) amend, alter or repeal any provision of the Certificate of Incorporation (including in connection with any merger, consolidation, business combination or other extraordinary corporate transaction) that may adversely affect the rights, preferences or privileges of the Series A Preferred Stock; provided that any such amendment that changes the dividend payable on or the Liquidation Preference of the Series A Preferred Stock shall require the affirmative vote at a meeting of holders of Series A Preferred Stock called for such purpose or written consent, in each case of the holder of each share of Series A Preferred Stock; or

                         (iv) except for the Loan Agreements, enter into, or permit any Subsidiary to enter into, any agreement, indenture or other instrument that contains any provision that would restrict either (x) the payment of dividends by the Corporation on the Series A Preferred Stock when due to the full extent required by paragraph 4(b) (except for any provisions contained in the terms of any Debt or any agreement pursuant to which such Debt was issued if (A) the restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in such Debt or agreement, (B) the restriction is not materially more disadvantageous to the Holders of the Series A Preferred Stock than is customary in comparable financings (as determined by the Board of Directors of the Corporation in good faith) and (C) the Board of Directors of the Corporation determines in good faith that any such restriction will not materially affect the Corporation's ability to pay dividends on the Series A Preferred Stock), or (y) the redemption by the Corporation of the Series A Preferred Stock to the full extent required or permitted by paragraphs 6(b) and 6(c).

          (b) If and whenever (i) six consecutive quarterly dividends payable on the Series A Preferred Stock after the First Call Date have not been paid in full; (ii) if the Corporation shall have failed to discharge its Mandatory Redemption Obligation; (iii) if the Corporation shall have failed to discharge its obligations under paragraphs 4(d) or 4(e); (iv) if the Corporation shall have failed to obtain approval of holders of the Series A Preferred Stock pursuant to paragraph 8(a); or (v) if the Corporation shall have failed to discharge its obligations under paragraph 4(f), the number of directors then constituting the Board of Directors shall be increased by two and the holders of shares of Series A Preferred Stock, together with the holders of shares of every other series of preferred stock upon which like rights to vote for the election of two additional directors have been conferred and are exercisable (resulting from either the failure to pay dividends or the failure to redeem) (any such other series is referred to as the "PREFERRED SHARES"), voting as a single class regardless of series, shall be entitled to elect the two additional directors to serve on the Board of Directors at any annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the holders of the Series A Preferred Stock and the Preferred Shares called as hereinafter provided. Whenever all arrears in dividends on the Series A Preferred Stock and the Preferred Shares then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, or the Corporation shall have fulfilled its Mandatory Redemption Obligation, or the Corporation shall have fulfilled its obligations under paragraphs 4(d), 4(e), 4(f), and 8(a), as the case may be, then the right of the holders of the Series A Preferred Stock and the Preferred Shares to elect such additional two directors shall cease (but subject always to the same provisions for the vesting of such voting rights in the case of any similar future arrearages in six quarterly dividends, failure to fulfill any Mandatory Redemption Obligation or failure to fulfill any obligation under paragraphs 4(d), 4(e), 4(f), and 8(a)), and the terms of office of all persons elected as directors by the holders of the Series A Preferred Stock and the Preferred Shares shall forthwith terminate and the number of the Board of Directors shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of shares of Series A Preferred Stock and the Preferred Shares, the secretary of the Corporation may, and upon the written request of any holder of Series A Preferred Stock (addressed to the secretary at the principal office of the Corporation) shall, call a special meeting of the holders of the Series A Preferred Stock and of the Preferred Shares for the election of the two directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the by-laws of the Corporation for a special meeting of the stockholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the secretary within 20 days after receipt of any such request, then any holder of shares of Series A Preferred Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation. The directors elected at any such special meeting shall hold office until the next annual meeting of the stockholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the directors elected by the holders of the Series A Preferred Stock and the Preferred Shares, a successor shall be elected by the Board of Directors, upon the nomination of the then-remaining director elected by the holders of the Series A Preferred Stock and the Preferred Shares or the successor of such remaining director, to serve until the next annual meeting of the stockholders or special meeting held in place thereof if such office shall not have previously terminated as provided above.

          (c) In exercising the voting rights set forth in this paragraph 8, each share of Series A Preferred Stock shall have one vote per share, except that when any other series of preferred stock shall have the right to vote with the Series A Preferred Stock as a single class on any matter, then the Series A Preferred Stock and such other series shall have with respect to such matters one vote per $1,000 of stated Liquidation Preference plus accumulated and unpaid dividends thereon. Except as otherwise required by applicable law or as set forth herein, the shares of Series A Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers and the consent of the holders thereof shall not be required for the taking of any corporate action.

           9. Reports. So long as any of the Series A Preferred Stock is outstanding, the Corporation will furnish the holders thereof with the quarterly and annual financial reports that the Corporation is required to file with the Securities and Exchange Commission pursuant to Section 13 or Section 15(d) of the Exchange Act or, in the event the Corporation is not required to file such reports, reports containing the same information as would be required in such reports.

          10. General Provisions. The headings of the paragraphs, subparagraphs, clauses and subclauses of this Certificate of Designations are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

                     [Remainder of Page Intentionally Blank]

         IN WITNESS WHEREOF, Choice One Communications Inc. has caused this Certificate of Amendment of Certificate of Designations to be signed and attested by the undersigned as of March 31, 2002.



                              CHOICE ONE COMMUNICATIONS INC.



                              By:  /s/ Steve M. Dubnik
                                   -----------------------------------------
                                   Name:   Steve M. Dubnik
                                   Title:  Chairman, President and CEO



ATTEST:


/s/ Kim Robert Scovill
---------------------------------------
Name:   Kim Robert Scovill
Title:  General Counsel and Secretary